Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 28, 2023, pursuant to a purchase agreement dated as of February 8, 2023, and subsequently amended, by and among Post Holdings, Inc., a Missouri corporation (“Post” or the “Company”), Post Brands Pet Care, LLC (formerly PCB Sub, LLC), a Delaware limited liability company and wholly-owned, indirect subsidiary of Post, and The J. M. Smucker Company, an Ohio corporation (“Smucker”), Post completed the acquisition of a portion of Smucker’s pet food business, including brands such as Rachael Ray Nutrish, Nature’s Recipe, 9Lives, Kibbles ’n Bits and Gravy Train, private label pet food assets and certain manufacturing and distribution facilities (collectively, “Pet Food”). The Company completed the Pet Food acquisition for $700.0 million in cash, subject to inventory adjustments, resulting in a payment at closing of $715.5 million, and issued 5.4 million shares of Post common stock to Smucker. The payment was made using cash on hand and a portion of the proceeds from the Company’s $400.0 million incremental term loan under its existing credit agreement, which the Company borrowed in full on April 26, 2023 (the “Term Loan”).
The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial information of Post and the abbreviated financial information of Pet Food. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2022 and for the six months ended March 31, 2023 have been prepared to reflect the Pet Food acquisition as though it occurred on October 1, 2021, including the related financing. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 has been prepared to reflect the Pet Food acquisition as though it occurred on March 31, 2023, including the related financing.
These statements are provided for informational purposes only, are not necessarily indicative of the operating results that would have been achieved had the Pet Food acquisition been completed as of October 1, 2021 and are not intended to project the future financial results of Post after the Pet Food acquisition. The unaudited pro forma condensed combined balance sheet does not purport to reflect what Post’s financial condition would have been had the Pet Food acquisition closed on March 31, 2023 or for any future or historical period. The unaudited pro forma condensed combined financial information is based on certain assumptions, described in the accompanying notes, which management believes are reasonable, and does not reflect the cost of any integration activities or benefits from the Pet Food acquisition and synergies that may be derived.
Post’s fiscal year ends in September, while Smucker’s fiscal year ends in April. As such, the unaudited pro forma condensed combined financial information included herein consist of the following sets of financial information.
The unaudited pro forma condensed combined balance sheet as of March 31, 2023 combines:
• the unaudited condensed consolidated balance sheet of Post as of March 31, 2023; and
• the unaudited statement of assets acquired and liabilities assumed of Pet Food as of January 31, 2023.
The full-year unaudited pro forma condensed combined statement of operations for the year ended September 30, 2022 combines:
•the audited consolidated statement of operations of Post for the year ended September 30, 2022; and
•the unaudited statement of revenue and direct operating expenses of Pet Food for the twelve months ended July 31, 2022.
The unaudited statement of revenue and direct operating expenses of Pet Food for the twelve months ended July 31, 2022 was derived from the audited statement of revenue and direct operating expenses of Pet Food for the fiscal year ended April 30, 2022 by removing the unaudited statement of revenue and direct operating expenses for the three months ended July 31, 2021 and adding the unaudited statement of revenue and direct operating expenses for the three months ended July 31, 2022.
The interim unaudited pro forma condensed combined statement of operations for the six months ended March 31, 2023 combines:
•the unaudited condensed consolidated statement of operations of Post for the six months ended March 31, 2023; and
•the unaudited statement of revenue and direct operating expenses of Pet Food for the six months ended January 31, 2023.
The unaudited statement of revenue and direct operating expenses of Pet Food for the six months ended January 31, 2023 was derived from the unaudited statement of revenue and direct operating expenses of Pet Food for the nine months ended January 31, 2023 by removing the unaudited statement of revenue and direct operating expenses for the three months ended July 31, 2022.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following information:
•notes to the unaudited pro forma condensed combined financial information;
•Post’s Current Report on Form 8-K filed on April 28, 2023 with the United States Securities and Exchange Commission (the “SEC”), including exhibits thereto, which describes the Pet Food acquisition;
•unaudited interim financial statements of Post for the six months ended March 31, 2023, which are included in Post’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as filed with the SEC on May 5, 2023;
•audited financial statements of Post as of and for the year ended September 30, 2022, which are included in Post’s Annual Report on Form 10-K for the year ended September 30, 2022, as filed with the SEC on November 17, 2022;
•audited abbreviated financial statements of Pet Food as of and for the year ended April 30, 2022, which are included as Exhibit 99.1 to Post’s Current Report on Form 8-K/A filed with the SEC on June 30, 2023; and
•unaudited abbreviated interim financial statements of Pet Food for the nine months ended January 31, 2023, which are included as Exhibit 99.2 to Post’s Current Report on Form 8-K/A filed with the SEC on June 30, 2023.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of March 31, 2023
(in millions)

	Post Historical	Pet Food Historical	Transaction Accounting Adjustments		Pro Forma
Assets
Current Assets
Cash and cash equivalents	$490.7	$—	$(329.1)	(a,b)	$161.6
Restricted cash	5.4	—	—		5.4
Receivables, net	576.3	—	—		576.3
Inventories	594.3	198.0	21.5	(c)	813.8
Investments held in trust	352.3	—	—		352.3
Prepaid expenses and other current assets	112.1	—	0.2	(i)	112.3
Total Current Assets	2,131.1	198.0	(307.4)		2,021.7
Property, net	1,785.7	163.5	38.1	(d)	1,987.3
Goodwill	4,434.6	—	160.7	(e)	4,595.3
Other intangible assets, net	2,679.4	347.8	281.2	(f)	3,308.4
Other assets	286.0	—	0.3	(g)	286.3
Total Assets	$11,316.8	$709.3	$172.9		$12,199.0
Liabilities and Shareholders' Equity
Current Liabilities
Current portion of long-term debt	$1.1	$—	$—		$1.1
Accounts payable	402.7	—	—		402.7
Other current liabilities	375.7	0.2	3.2	(g,h,i)	379.1
Total Current Liabilities	779.5	0.2	3.2		782.9
Long-term debt	5,837.1	—	398.1	(b)	6,235.2
Deferred income taxes	675.0	—	(2.9)	(i)	672.1
Other liabilities	230.7	—	0.3	(g)	231.0
Total Liabilities	7,522.3	0.2	398.7		7,921.2
Redeemable noncontrolling interest	310.6	—			310.6
Shareholders' Equity
Net historical parent investment	—	709.1	(709.1)	(j)	—
Common stock	0.9	—	—		0.9
Additional paid-in capital	4,757.5	—	492.3	(k)	5,249.8
Retained earnings	1,253.8	—	(9.0)	(l)	1,244.8
Accumulated other comprehensive loss	(114.3)	—	—		(114.3)
Treasury stock, at cost	(2,424.9)	—	—		(2,424.9)
Total Shareholders' Equity Excluding Noncontrolling Interest	3,473.0	709.1	(225.8)		3,956.3
Noncontrolling interest	10.9	—	—		10.9
Total Shareholders' Equity	3,483.9	709.1	(225.8)		3,967.2
Total Liabilities and Shareholders' Equity	$11,316.8	$709.3	$172.9		$12,199.0
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended September 30, 2022
(in millions, except per share data)

	Post Historical	Pet Food Historical	Transaction Accounting Adjustments		Pro Forma
Net Sales	$5,851.2	$1,500.0	$—		$7,351.2
Cost of goods sold	4,383.7	1,176.1	26.6	(c,d,m)	5,586.4
Gross Profit	1,467.5	323.9	(26.6)		1,764.8
Selling, general and administrative expenses	904.7	226.7	19.9	(d,h,l,m,n)	1,151.3
Amortization of intangible assets	146.0	23.9	11.3	(f)	181.2
Impairment of goodwill and other intangible assets	—	150.4	—		150.4
Other operating expense, net	1.2	3.6	—		4.8
Operating Profit (Loss)	415.6	(80.7)	(57.8)		277.1
Interest expense, net	317.8	—	29.5	(o)	347.3
Gain on extinguishment of debt, net	(72.6)	—	—		(72.6)
Income on swaps, net	(268.0)	—	—		(268.0)
Gain on investment in BellRing	(437.1)	—	—		(437.1)
Other income, net	(19.8)	—	—		(19.8)
Earnings (Loss) before Income Taxes and Equity Method Loss	895.3	(80.7)	(87.3)		727.3
Income tax expense	85.7	—	(41.2)	(i)	44.5
Equity method loss, net of tax	67.1	—	—		67.1
Net Earnings (Loss) from Continuing Operations, Including Noncontrolling Interest	742.5	(80.7)	(46.1)		615.7
Less: Net earnings attributable to noncontrolling interest from continuing operations	7.5	—	—		7.5
Net Earnings (Loss) from Continuing Operations	$735.0	$(80.7)	$(46.1)		$608.2

Earnings from Continuing Operations per Common Share:
Basic	$12.07	$—	$—		$9.17
Diluted	$11.75	$—	$—		$8.95

Weighted-Average Common Shares Outstanding:
Basic	60.9	—	5.4	(k)	66.3
Diluted	62.7	—	5.4	(k)	68.1
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Six Months Ended March 31, 2023
(in millions, except per share data)

	Post Historical	Pet Food Historical	Transaction Accounting Adjustments		Pro Forma
Net Sales	$3,186.2	$787.9	$—		$3,974.1
Cost of goods sold	2,357.5	613.0	7.0	(d,m)	2,977.5
Gross Profit	828.7	174.9	(7.0)		996.6
Selling, general and administrative expenses	468.0	111.6	(1.5)	(d,m,n)	578.1
Amortization of intangible assets	73.0	14.5	3.0	(f)	90.5
Other operating expense, net	0.1	2.2	—		2.3
Operating Profit	287.6	46.6	(8.5)		325.7
Interest expense, net	129.7	—	14.8	(o)	144.5
Gain on extinguishment of debt, net	(14.8)	—	—		(14.8)
Income on swaps, net	(3.3)	—	—		(3.3)
Gain on investment in BellRing	(5.1)	—	—		(5.1)
Other income, net	(11.8)	—	—		(11.8)
Earnings before Income Taxes and Equity Method Loss	192.9	46.6	(23.3)		216.2
Income tax expense	43.6	—	5.7	(i)	49.3
Equity method loss, net of tax	0.2	—	—		0.2
Net Earnings from Continuing Operations, Including Noncontrolling Interest	149.1	46.6	(29.0)		166.7
Less: Net earnings attributable to noncontrolling interests from continuing operations	3.1	—	—		3.1
Net Earnings from Continuing Operations	$146.0	$46.6	$(29.0)		$163.6

Earnings from Continuing Operations per Common Share:
Basic	$2.64	$—	$—		$2.69
Diluted	$2.44	$—	$—		$2.50

Weighted-Average Common Shares Outstanding:
Basic	58.8	—	5.4	(k)	64.2
Diluted	65.8	—	5.4	(k)	71.2
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
($ in millions, except per share data)
Note 1 – Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information presented here is based on the historical audited and unaudited consolidated financial statements of Post and the abbreviated financial statements of Pet Food as described above. The unaudited pro forma condensed combined statements of operations for the year ended September 30, 2022 and for the six months ended March 31, 2023 have been prepared to reflect the Pet Food acquisition as though it occurred on October 1, 2021, including the related financing. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 has been prepared to reflect the Pet Food acquisition as though it occurred on March 31, 2023, including the related financing. The Company financed the Pet Food acquisition using $700.0 in cash, subject to inventory adjustments, resulting in a payment at closing of $715.5, and issued 5.4 million shares of Post common stock to Smucker. The payment was made using cash on hand and a portion of the proceeds from the Term Loan. Transaction accounting adjustments related to the financing have been made in the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2022 and for the six months ended March 31, 2023 to reflect the impact of the financing as if it had been completed on October 1, 2021, and in the unaudited pro forma condensed combined balance sheet as of March 31, 2023 to reflect the impact of the financing as if it had been completed on March 31, 2023.
Transaction accounting adjustments reflected in the unaudited pro forma condensed combined balance sheet and in the unaudited pro forma condensed combined statements of operations reflect the application of required accounting principles for the Pet Food acquisition. The transaction adjustments are based on available information and assumptions that the Company believes are reasonable. Such adjustments are estimates and actual results may differ from such estimates.
The Pet Food acquisition was accounted for as a business combination. Post has completed a preliminary valuation analysis to determine the fair values of Pet Food’s assets acquired and liabilities assumed, and the total purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values from the preliminary valuation analysis. Accordingly, the unaudited pro forma condensed combined financial information includes a preliminary allocation of the purchase price based on assumptions and estimates that, while considered reasonable under the circumstances, are subject to changes, which may be material. In addition, the unaudited pro forma condensed combined financial information reflects all known material adjustments required to conform Pet Food’s accounting policies to Post’s. However, Post has not yet completed the due diligence necessary to identify all items that could significantly impact the purchase price allocation or the assumptions and adjustments made in the preparation of this unaudited pro forma condensed combined financial information. Upon completion of a detailed valuation analysis, there may be additional increases or decreases to the recorded fair values of Pet Food’s assets and liabilities, including but not limited to inventories, property, plant and equipment and other intangible assets that could give rise to future amounts of depreciation and amortization expense that are not reflected in the information contained in this unaudited pro forma condensed combined financial information. Accordingly, once the necessary valuation analysis has been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed combined financial information. The valuation analysis is expected to be completed by the end of the calendar year.
The unaudited pro forma condensed combined statements of operations do not reflect the cost of any integration activities or benefits from the Pet Food acquisition and synergies that may be derived from any integration activities, both of which may have a material effect on Post’s consolidated results of operations in periods following the completion of the acquisition.

Note 2 – Transaction Summary
The purchase price of the Pet Food acquisition included $700.0 in cash, subject to inventory adjustments, resulting in a payment at closing of $715.5, 5.4 million shares of Post common stock, or approximately $492.3 based on the opening share price of Post’s common stock of $91.34 on April 28, 2023, and immaterial working capital adjustments. The following table summarizes the preliminary allocation of the Pet Food acquisition purchase price based upon the estimated fair value of net assets acquired utilizing currently available information:

Inventories	$219.5
Prepaid expenses and other current assets	0.2
Property, net	201.6
Other intangible assets, net	629.0
Other assets	0.3
Other current liabilities	(3.4)
Other liabilities	(0.3)
Total identifiable net assets	1,046.9
Goodwill	160.7
Fair value of total consideration transferred	$1,207.6

Note 3 – Transaction Accounting Adjustments

(a)
Reflects the cash payment of $715.5 to Smucker upon closing of the Pet Food acquisition, $11.9 of transaction costs paid by the Company in connection with the Pet Food acquisition that were not included in the purchase price and immaterial working capital adjustments as a result of the transaction accounting adjustments described in (c), (h) and (i) below. See (l) below for further information regarding transaction costs.

(b)	Reflects proceeds of $400.0 received in connection with the Term Loan, partially offset by $1.9 of debt issuance costs paid in connection with the Term Loan.
(c)	Reflects the adjustment of Pet Food’s historical inventory to its preliminary estimated fair value. The preliminary estimated fair value was determined based on the estimated selling price, less remaining manufacturing and selling costs and a reasonable profit margin. For the unaudited pro forma condensed combined balance sheet, the adjustment also gives effect to an $8.2 increase in the book value of inventory at the acquisition date.
(d)
Reflects the adjustment of Pet Food’s historical property, plant and equipment to its preliminary estimated fair value. For the purpose of determining pro forma depreciation expense to be recorded in the unaudited pro forma condensed combined statements of operations, the total estimated fair value of property, plant and equipment was assumed to have a weighted-average useful life of approximately 10 years. The pro forma depreciation expense adjustments were ($1.0) and ($0.4) for the year ended September 30, 2022 and for the six months ended March 31, 2023, respectively, and were recorded within “Cost of goods sold” (“COGS”) and “Selling, general and administrative expenses” (“SG&A”) within each respective period.

(e)	Reflects estimated goodwill resulting from the preliminary allocation of the Pet Food acquisition purchase price to the estimated fair value of the identifiable assets acquired and liabilities assumed in the Pet Food acquisition. See Note 2 above for further information.
(f)	Reflects the adjustment of Pet Food’s historical identifiable intangible assets to their preliminary estimated fair values, including $235.0 of trademarks and licensing agreements and $394.0 of customer relationships, all of which were definite-lived intangible assets. For the purpose of determining pro forma amortization expense to be recorded in the unaudited pro forma condensed combined statements of operations, the total estimated fair value of identifiable intangible assets was assumed to have a weighted-average useful life of 18 years for both trademarks and licensing agreements and for customer relationships.
(g)	Reflects the adjustment of Pet Food’s right-of-use assets and lease liabilities to their preliminary estimated present value of future minimum lease payments. The adjustment to determine pro forma lease expense was deemed immaterial and not included in the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2022 or for the six months ended March 31, 2023.
(h)	Reflects the accrual of $3.2 for certain employee-related costs for benefits earned by transferring employees prior to the acquisition for which the Company assumed the related obligation in connection with the Pet Food acquisition. For the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2022, the adjustment also gives effect to $1.3 of certain future benefits due to transferring employees as required by the purchase agreement but for which a historical obligation was not assumed by the Company in connection with the Pet Food acquisition.
(i)	Reflects amounts prepaid and accrued for Pet Food real estate and property taxes and an estimated deferred tax asset for certain deductible transaction costs, as described in (l) below, using the Post statutory tax rate of approximately 24.5%. Income tax expense adjustments on the unaudited pro forma condensed combined statements of operations for the year ended September 30, 2022 and for the six months ended March 31, 2023 have been estimated using the Post statutory tax rate of approximately 24.5% and relate to the income tax effect of the Pet Food historical results and the transaction accounting adjustments described in (c), (d), (f), (h), (l), (n) and (o).
(j)	Reflects the elimination of Smucker’s historical investment in Pet Food, which was equal to Pet Food’s net assets, as a result of the acquisition.
(k)
Represents the Company’s issuance of 5.4 million shares of Post common stock, $0.01 par value per share, to Smucker representing approximately $492.3 (based on the opening share price of Post’s common stock of $91.34 on April 28, 2023) of consideration paid to Smucker in connection with the Pet Food acquisition.

(l)	Reflects $11.9 of incremental transaction costs ($9.0 net of tax) incurred by Post that have not been reflected within Post’s historical results for the respective reporting periods.
(m)	Pet Food recognizes royalty expenses in SG&A while Post recognizes royalty expenses in COGS. Net adjustments of $14.2 and $7.4 were made for the year ended September 30, 2022 and for the six months ended March 31, 2023, respectively, to conform Pet Food’s presentation of royalty expenses to Post’s presentation.
(n)	Reflects $21.0 and $6.0 of expense in the year ended September 30, 2022 and six months ended March 31, 2023, respectively, related to the transition services agreement entered into between Post and Smucker to support the operations of Pet Food subsequent to closing.
(o)	Reflects additional interest expense incurred and amortization of debt issuance costs related to the Term Loan. The adjustment to interest expense was calculated using an interest rate of 7.23%. An assumed 0.125% increase or decrease in the interest rate would have resulted in an increase or decrease in “Interest expense, net” by approximately $0.5 and $0.3 for the year ended September 30, 2022 and for the six months ended March 31, 2023, respectively.